Exhibit 10.72

EQUIPMENT PURCHASE AGREEMENT

EQUIPMENT PURCHASE AGREEMENT dated as of August 12, 2015, by and between American Power Group, Inc., an Iowa corporation (the “Buyer”), and Trident Resources LLC, a North Dakota limited liability company (the “Seller”).

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer wishes to acquire from the Seller, certain equipment and other assets as described in Section 1.1 hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

ARTICLE I

TRANSFER OF EQUIPMENT, CONSIDERATION, CLOSING, ETC.

1.1    Equipment. The equipment of the Seller to be sold, conveyed, transferred and delivered by the Seller to the Buyer pursuant to this Agreement (the “Equipment”) is identified on Schedule 1.1 attached hereto. The Equipment shall be deemed to include all operating manuals, repair records and similar documents relating to the Equipment.

1.2     Purchase Price; Notes. In consideration of the Buyer’s purchase of the Equipment, at the Closing (as defined in Section 1.3), the Buyer shall pay to the Seller the sum of $1,716,500 (the “Purchase Price”) by issuing to the Seller its Secured Promissory Notes in the original principal amount $832,000.00 and $884,500.00, in the forms attached hereto as Exhibit A and Exhibit B, respectively (the “Notes”).

1.3     Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at a location to be selected by the parties on the date hereof or at such other date as the parties may mutually agree (such date and time of Closing herein called the “Closing Date”).

1.4     Non-Assumption of Liabilities. Notwithstanding any other provision of this Agreement, the Buyer is not assuming, nor shall it be deemed to have assumed, any liabilities or obligations of the Seller, whether actual, contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date of this Agreement.

1.5     Further Assurances. If at any time after the Closing Date, the Buyer shall reasonably consider or be advised that any further assignments or assurances in law or any other acts are necessary, (a) to vest, perfect or confirm, of record or otherwise, in the Buyer, the title to Equipment acquired by reason of, or as a result of, this Agreement, or (b) otherwise to carry out the purposes of this Agreement, the Seller shall execute and deliver such other assignments or assurances in law and will take such further action, as may be reasonably requested by the Buyer to vest, perfect or confirm title to such property or rights in the Buyer and otherwise to carry out the purposes of this Agreement; provided, however, if such assignments, assurances or other acts are not so promptly carried out by the Seller, the Seller agrees that the Buyer and its proper officers and directors are fully authorized in the name of the Seller to take any and all such action upon reasonable advance notice to the Seller.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1     Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer as follows:

(a)Organization and Qualification, etc. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Dakota.

(b)Authority Relative to Agreement. The Seller has the power and authority to execute and deliver this Agreement and each of the other agreements, documents and instruments to be executed and delivered pursuant to this Agreement (together, the “Seller Documents”) and to consummate the transactions contemplated on the part of the Seller hereby and thereby. No other legally required proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement or of the Seller Documents, or the consummation by the Seller of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Seller, and is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The Seller Documents, when executed and delivered by the Seller, shall be duly executed and delivered by the Seller, and shall be valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms, subject only to the exceptions set forth in the preceding sentence.

(c)Non-Contravention. The execution and delivery of this Agreement by the Seller do not, and the execution and delivery by the Seller of the Seller Documents and the consummation by the Seller of the transactions contemplated hereby and thereby will not, (i) violate any provision of the constituent documents of the Seller, or (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the Equipment pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which the Seller is a party or by which any of the Equipment is bound, or (iii) violate any law, ordinance or regulation to which the Seller or the Equipment is subject. No consent or approval by any third party is required in connection with the execution, delivery and performance of this Agreement or the Seller Documents by the Seller.

(d)No Litigation. Except as disclosed in writing to the Buyer, there are no actions, suits or proceedings pending or threatened against the Seller or relating to the Equipment, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

(e)Title to Equipment; Absence of Liens and Encumbrances, etc. Upon the consummation of the transactions contemplated by this Agreement, the Buyer will acquire from the Seller good and marketable title to all of the Equipment, free and clear of any liens, charges, pledges, security interests or other encumbrances of any kind whatsoever. The Equipment is suitable for the uses for which it is presently used by the Seller and is free from any material defects, ordinary wear and tear excepted.

(f)Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Seller directly with the Buyer without the intervention of any other person on behalf of the Seller in such manner as to give rise to any valid claim by any other person against the Seller or the Buyer for a finder’s fee, brokerage commission or similar payment.

(g)Investment. The Seller acknowledges and agrees that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and that the Notes are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. The Seller is acquiring the Notes solely for its own account for investment purposes, and not with a view to the distribution thereof. The Seller is an “accredited investor” (as such term is defined in Regulation D promulgated by the Securities and Exchange Commission), with knowledge and experience in business and financial matters, has received information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Notes, and is able to bear the economic risk and lack of liquidity inherent in holding the Notes.

2.2     Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

(a)Organization and Qualification, etc. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

(b)Authority Relative to Agreement. The Buyer has the power and authority to execute and deliver this Agreement and each of the other agreements, documents and instruments to be executed and delivered pursuant to this Agreement (together, the “Buyer Documents”) and to consummate the transactions contemplated on its part hereby and thereby. This Agreement has been duly executed and delivered by the Buyer, and, assuming the due authorization, execution and delivery at the Closing Date of this Agreement by the Seller, is its valid and binding agreement, enforceable against the Buyer, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The Buyer Documents, when executed and delivered by the Buyer, shall be duly executed and delivered by the Buyer, and shall be valid and binding agreements of the Buyer, enforceable against the Buyer in accordance with their respective terms, subject only to the exceptions set forth in the preceding sentence.

(c)Non-Contravention. The execution and delivery of this Agreement by the Buyer do not, and the execution and delivery by the Buyer of the Buyer Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Articles of Incorporation or By-Laws of the Buyer, (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of the Buyer pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which the Buyer is a party or by which any of its assets may be bound, or (iii) violate any law, ordinance or regulation to which the Buyer is subject.

(d)Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Buyer directly with the Seller, without the intervention of any person on behalf of the Buyer in such manner as to give rise to any valid claim by any person against the Buyer or the Seller for a finder’s fee, brokerage commission or similar payment.

ARTICLE III

CONDITIONS PRECEDENT

3.1     Conditions Precedent to the Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by the Buyer prior to or at the Closing Date of each of the following conditions:

(a)Accuracy of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement or in any Seller Document or closing certificate delivered to the Buyer pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of that time other than such representations and warranties as are specifically made as of another date, and the Seller shall have delivered to the Buyer a certificate to that effect.

(b)Compliance with Covenants. The Seller shall have performed and complied in all respects with all covenants of this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Seller shall have delivered to the Buyer a certificate to that effect.

(c)Seller Documents. The Seller shall have duly executed and delivered to the Buyer:

(i)     a bill of sale, in the form attached hereto as Exhibit C, transferring good and valid title to the Equipment to the Buyer;

(ii)     such other bills of sale, instruments of assignment and other appropriate documents as may be reasonably requested by the Buyer in order to carry out the intentions and purposes of this Agreement; and

(iii)    the exclusive license with respect to certain intellectual property, duly executed by the Seller, in the form attached hereto as Exhibit D; (the “License Agreement”).

(d)Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against the Seller or against the Buyer, arising by reason of the transactions contemplated by this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement or (ii) to have a material adverse effect on the Buyer.

(e)Condition of Equipment. The Buyer shall have determined, in its sole discretion, that the Equipment is in good condition and working order, ordinary wear and tear excepted, as of the Closing Date.

(f)Supporting Documents. On or prior to the Closing Date, the Buyer and its counsel shall have received copies of the following supporting documents:

(i)     (A) The Articles of Organization of the Seller and all amendments thereto, certified as of a recent date by the Secretary of State of the North Dakota and (B) a certificate of said Secretary dated as of a recent date as to the good standing of the Seller; and

(ii)     certificates of the Secretary or an Assistant Secretary of the Seller, dated the Closing Date, certifying substantially to the effect (A) that attached thereto is a true and complete copy of the operating agreement of the Seller as in effect on the date of such certification; (B) that attached thereto are true and complete copies of resolutions adopted by the Seller’s managers and members authorizing the execution, delivery and performance of this Agreement and the Seller Documents and that all such resolutions are still in full force and effect and are all of the resolutions adopted in connection with the transactions contemplated by this Agreement; and (C) that the Articles of Organization of the Seller have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) above.

(g)    Employment Agreement with Thomas Lockhart. Thomas Lockhart shall have entered into employment agreement with the Buyer, in the form attached hereto as Exhibit E (the “Employment Agreement”).

3.2     Conditions Precedent to the Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by the Seller prior to or at the Closing Date of each of the following conditions:

(a)Accuracy of Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement or in any Buyer Document or closing certificate delivered to the Seller pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date, other than such representations and warranties as are specifically made as of another date, and the Buyer shall have delivered to the Seller a certificate to that effect.

(b)Compliance with Covenants. The Buyer shall have performed and complied in all respects with all covenants of this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date, and the Buyer shall have delivered to the Seller a certificate to such effect.

(c)Buyer Documents. The Buyer shall have duly executed and delivered to the Seller:

(i)     the Notes, duly executed by the Buyer;

(ii)    a purchase money security agreement securing the obligations under the Notes, duly executed by the Buyer, in the form attached hereto as Exhibit F (the “Security Agreement”); and

(iii)     the License;

(d)    Delivery of Shares. The Buyer shall have delivered to the Seller a copy of a letter from the American Power Group Corporation (the “Parent”) to the transfer agent for the Parent’s common stock irrevocably instructing such transfer agent to issue two million (2,000,000) shares of the Parent’s common stock to the Seller or its designee(s).

(e)    Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against the Seller or against the Buyer, arising by reason of the transactions contemplated by this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement or (ii) to have a material adverse effect on the Seller.

(f)    Supporting Documents. On or prior to the Closing Date, the Seller and its counsel shall have received copies of the following supporting documents:

(i)     (A) copies of the Articles of Incorporation of the Buyer, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Iowa, and (B) a certificate of said Secretary of State dated as of a recent date as to the status of the Buyer; and

(ii)     a certificate of the Secretary or an Assistant Secretary of the Buyer dated the Closing Date and certifying substantially to the effect (A) that attached thereto is a true and complete copy of the By-laws as in effect on the date of such certification; (B) that the Articles of Incorporation have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) above.

ARTICLE IV

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

4.1     Survival. Each of the representations and warranties of the parties contained herein shall survive the Closing Date indefinitely.

ARTICLE V

TERMINATION; AMENDMENT; WAIVER

5.1     Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

(a)by mutual written consent of the parties hereto;

(b)by the Buyer, if any of the conditions specified in Section 3.1 shall not have been fulfilled as of the Closing Date;

(c)by the Seller, if any of the conditions specified in Section 3.2 shall not have been fulfilled as of the Closing Date;

(d)by the Buyer if a material breach of any provision of this Agreement has been committed by the Seller and such breach has not been waived by the Buyer or cured by the Seller within five business days after receipt of written notice of such breach from the Buyer;

(e) by the Seller if a material breach of any provision of this Agreement has been committed by the Buyer and such breach has not been waived by the Seller or cured by the Buyer within five business days after receipt of written notice of such breach from the Seller;

(f)by the Buyer, on the one hand, or the Seller, on the other hand, if (i) the Closing Date shall not have occurred on or before September 1, 2015 (provided, however, that the right to terminate this Agreement under this Section 5.1(f) shall not be available to any party whose failure to fulfill, or cause to be fulfilled, any obligation under this Agreement has been the cause of or resulted in the failure of the Closing Date to occur on or before such time), or (ii) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift or reverse) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

5.2     Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1(d) or (e), the Buyer or the Seller, as the case may be, shall be liable to the other for the material breach of this Agreement by such party which breach led to such termination. In the event of the termination of this Agreement pursuant to any other provision of Section 5.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its affiliates, directors, officers or shareholders. Nothing contained in this Section 5.2 shall relieve any party from liability for any breach of the Confidentiality Agreement dated May 8, 2015 (the “Confidentiality Agreement”) between Parent and the Seller, which shall survive the termination and abandonment of this Agreement.

5.3     Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of both parties.

5.4     Extension; Waiver. At any time prior to the Closing Date, the Buyer, on the one hand, or the Seller, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) to the extent permitted by applicable laws, waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VI

MISCELLANEOUS

6.1     Expenses. Whether or not the transactions contemplated by this Agreement are consummated, none of the parties shall have any obligation to pay any of the fees and expenses of the other parties incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other experts, and the Seller shall pay any taxes and conveyance fees, recording charges (including any interest and penalties) related to or incurred in connection with the consummation of the transactions contemplated hereby.

6.2     Notices. All notices and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) three business days after deposit with the U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one business day after the business day of timely deposit with a recognized national courier service for next day delivery (or two business days after such deposit if timely deposited for second business day delivery), if delivered by such means or (d) one business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgement of complete transmission), to the parties as follows:

If to the Seller, to:

Trident Resources LLC
c/o Thomas Lockhart
2829 Timmons Lane, #214
Houston, TX 77027
Telephone Number: ___________
Fax: __________

If to the Buyer, to:

American Power Group, Inc.
c/o American Power Group Corporation
7 Kimball Lane, Building A
Lynnfield, Massachusetts, 01940
Attention: Charles E. Coppa, CFO
Telephone Number: (781) 224-2411
Fax: (781) 224-2411

or such other address or addresses as the above shall have designated by notice in writing to the above.

6.3     Entire Agreement. This Agreement, its Exhibits and Schedules and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

6.4     Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to conflict of law provisions that would defer to the laws of another jurisdiction. The rights and obligations of the parties hereunder shall be governed by and determined in accordance with such laws.

6.5     Dispute Resolution. Any dispute, controversy or claim between the parties relating to, or arising out of or in connection with, this Agreement (or any subsequent agreements or amendments related thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, will be settled only by binding arbitration pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the “Rules”), subject to the following:

(a)The arbitration will take place in Des Moines, Iowa.

(b)There will be a single arbitrator, who will be selected under the normal procedures prescribed in the Rules.

(c)Subject to legal privileges, each party will be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

(d)At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

(e)The arbitrator’s decision will be in writing, will be binding and final and may be entered and enforced in any court of competent jurisdiction.

(f)No party will be eligible to receive, and the arbitrator will not have the authority to award, exemplary, punitive, incidental, direct or consequential damages.

(g)The arbitrator will not have the power to amend this Agreement.

(h)The party prevailing in the arbitration shall be entitled to receive reimbursement of its costs, expenses and attorneys’ fees and disbursements, including the costs and expenses of experts and internal resources expended, incurred in connection with the arbitration. The other party to the arbitration shall pay the fees and expenses of the arbitrator and the American Arbitration Association. In the event that neither party prevails with respect to substantially all of the matters subject to the arbitration, the arbitrator shall have the power to determine which party, if either, shall be entitled to the reimbursements described in the first sentence of this Section 6.5(h), and which party (or parties) shall pay the fees and expenses described in the second sentence of this Section 6.5(h).

6.6     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

6.7     Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided however, that the Parent shall be a third party beneficiary of this Agreement, and shall be entitled to enforce this Agreement against the Seller and its affiliates.

6.8     Assignability. Neither this Agreement nor any of the parties’ rights hereunder shall be assignable by any party without the prior written consent of the other parties, except that the Buyer may assign this Agreement without restriction to the Parent or to any of their respective affiliates or in connection with the direct or indirect acquisition of a majority of the capital stock of the Buyer or all or substantially all of the Equipment.

6.9     Public Announcements. The Buyer, on the one hand, and the Seller, on the other hand, will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the written consent of the other parties hereto, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 6.9 or in any other provision of this Agreement shall be construed to prevent or delay the Parent from complying with its public disclosure obligations under the rules and regulations of the Securities and Exchange Commission.

6.10     Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

6.11     Interpretation. Time is of the essence of this Agreement. The descriptive headings of the articles and sections, or of or in the Exhibits and Schedules, are inserted for convenience only and are not a part of this Agreement.

6.12     Joint Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents to be executed by the parties in connection herewith. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other agreements and documents to be executed by the parties in connection herewith will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement and the other agreements and documents to be executed by the parties in connection with this Agreement.

6.13     Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

American Power Group, Inc.

By: /s/ Lyle Jensen
Name: Lyle Jensen
Title: President

Trident Resources LLC

By: /s/ Thomas Lockhart
Name: Thomas Lockhart
Title: Manager

[Equipment Purchase Agreement]